UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 27, 2014

American Apparel, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 3.03.                                        Material Modification to Rights of Security Holders.

On June 27, 2014, a duly authorized committee (the “Committee”) of the Board of Directors (the “Board”) of American Apparel, Inc. (the “Company”) declared a dividend distribution of one right (a “Right”) for each outstanding share of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) to shareholders of record at the close of business on July 10, 2014 (the “Record Date”).  Each Right entitles the registered holder to purchase from the Company a unit consisting of one ten-thousandth of a share (a “Unit”) of Series A Junior Participating Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), at a purchase price of $2.75 per Unit, subject to adjustment (the “Purchase Price”).  The description and terms of the Rights are set forth in a Rights Agreement, dated as of June 27, 2014 (the “Rights Agreement”), between the Company and Continental Stock Transfer & Trust Company as Rights Agent.

Following is a summary of the terms of the Rights Agreement.  The following summary is qualified in its entirety by reference to the Rights Agreement, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Rights Certificates; Exercise Period.  Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate rights certificates (“Rights Certificates”) will be distributed.  Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a distribution date (“Distribution Date”) will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of fifteen percent (15%) or more of the outstanding shares of Common Stock (the “Stock Acquisition Date”), other than as a result of (a) preexisting beneficial ownership of Common Stock in excess of fifteen percent (15%) at the time of public announcement of the Rights Agreement (provided such person or group does not acquire an additional one percent (1%) of the outstanding shares of Common Stock), (b) repurchases of stock by the Company, (c) certain inadvertent actions by institutional or certain other stockholders or (d) the acquisition of stock pursuant to a Qualified Offer (as defined below), and (ii) 10 business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer (other than a Qualified Offer) that would result in a person or group becoming an Acquiring Person.  For purposes of the Rights Agreement, beneficial ownership is defined to include ownership of derivative securities.

Under the terms of the Rights Agreement, Dov Charney will not be deemed to “beneficially own” any of the securities beneficially owned by Standard General L.P. (“SG”), as referenced in Amendment No. 13 to the Schedule 13D dated December 12, 2007, filed by Mr. Charney on June 27, 2014, solely by reason of the letter agreement dated June 25, 2014, between Dov Charney and SG (the “Letter Agreement”).  However, Mr. Charney shall be deemed to “beneficially own” all such securities beneficially owned by SG upon either (i) entry into the definitive loan documents contemplated by the Letter Agreement, (ii) entry into the cooperation agreement contemplated by the Letter Agreement, (iii) any purchase of securities by Mr. Charney from SG following execution of the Letter Agreement or (iv) entry into any other agreement, arrangement or understanding with SG which would otherwise give Mr. Charney beneficial ownership of the securities beneficially owned by SG.

Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates (or, in the case of shares reflected on the direct registration system, by the notations in the book entry accounts) and will be transferred with and only with such Common Stock, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.  Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

The Rights are not exercisable until the Distribution Date and will expire at 5:00 P.M. (New York City time) on  June 27, 2015 (the “Final Expiration Date”), unless such date is extended or the Rights are earlier redeemed, exchanged or terminated.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.  Except as otherwise determined by the Board, only shares of Common Stock issued prior to the Distribution Date will be issued with the Rights.

Preferred Share Provisions.  Each one ten-thousandth of a share of Preferred Stock, if issued:

•                  will not be redeemable;

•                  will entitle holders to quarterly dividend payments of $0.0001 per one ten-thousandth of a share, or an amount equal to the dividend paid on one share of Common Stock, whichever is greater;

•                  will entitle holders upon liquidation either to receive $1 per one ten-thousandth of a share or an amount equal to the payment made on one share of Common Stock, whichever is greater;

•                  will have the same voting power as one share of Common Stock, unless dividends on shares of Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividend payments, in which case the one ten-thousandths of a share of Preferred Stock will also have the right, voting as a class, to elect two (2) directors; and

•                  if shares of the Company’s common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of Common Stock.

Flip-in Trigger.  In the event that a person or group of affiliated or associated persons becomes an Acquiring Person, except pursuant to an offer for all outstanding shares of Common Stock which the Board determines to be fair and not inadequate and to otherwise be in the best interests of the Company and its stockholders, after receiving advice from one or more investment banking firms (such an offer being referred to as a “Qualified Offer”), each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right.  Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.  However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

Flip-over Trigger.  In the event that, at any time following the Stock Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation (other than with an entity which acquired the shares pursuant to a Qualified Offer), (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Stock of the Company is changed or exchanged, or (iii) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.  The events set forth in this paragraph and in the second preceding paragraph are referred to as the “Triggering Events.”

Exchange Feature.  At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one ten-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

Equitable Adjustments.  The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.  No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

Redemption Rights.  At any time prior to the earlier to occur of (i) 10 business days following the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Agreement) or (ii) the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors).  Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.001 redemption price.

Amendment of Rights.  Any of the provisions of the Rights Agreement may be amended by the Board of the Company prior to the Distribution Date.  After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement.  The foregoing notwithstanding, no amendment  may be made at such time as the Rights are not redeemable, except to cure any ambiguity or correct or supplement any provision contained in the Rights Agreement which may be defective or inconsistent with any other provision therein.

Miscellaneous.  Until a Right is exercised, the holder thereof, as such, will have no separate rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends in respect of the Rights.  While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

Anti-Takeover Effects.  The Rights may have certain anti-takeover effects. The Rights may cause substantial dilution to any person or group that attempts to acquire the Company without the approval of the Board.  As a result, the overall effect of the Rights may be to render more difficult or discourage a merger, tender offer or other business combination involving the Company that is not supported by the Board.

There can be no assurance that the Rights will be effective in preventing third parties, including Mr. Charney, who the board of directors previously suspended as CEO and declared their intent to terminate him for cause based on an ongoing investigation of misconduct, and SG from taking control of the Company.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 28, 2014, the Board approved and adopted Amended and Restated Bylaws of the Company (the “Amended Bylaws”). The Amended Bylaws were effective immediately upon approval by the Board.  The following changes are included in the Amended Bylaws:

•                              The advance notice period for the submission of director nominations and stockholder proposals to be made at an annual meeting of stockholders is amended to 120-150 days before the anniversary date of the annual meeting from 60-90 days prior to the annual meeting.  The advance notice period reopens if the annual meeting is called for a date that is more than 25 days before or after the anniversary date of the annual meeting.  The Amended Bylaws expand the disclosure requirements and require additional representations for stockholders who propose business or make nominations and require additional disclosures regarding and representations by proposed director nominees.

•                              Before taking action by written consent, stockholders must provide notice to the Board requesting the establishment of a record date to determine the stockholders entitled to take such action.  The Board has 10 days following a stockholder request for a record date to adopt a resolution to set such record date, after which the Board has an additional 10 days to set the record date.  The Amended Bylaws include disclosure requirements for stockholders proposing to take action by written consent, including, among other things, disclosing the text of the proposal and the disclosures required for stockholders who submit director nominations and stockholder proposals to be made at an annual meeting of stockholders.

•                              The Amended Bylaws remove the ability of the Chief Executive Officer, President, Chairman or stockholders to call a special meeting.

•                              The Amended Bylaws clarified that directors may only be removed “for cause” (which is statutorily required for Delaware companies with a staggered Board of Directors).

•                              The Amended Bylaws remove the restriction on committees of the Board of Directors from having the power or authority of the Board of Directors with respect to amending the Certificate of Incorporation of the Company.

The foregoing description of the Amended Bylaws is qualified in its entirety by reference to the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01                                           Other Events.

On June 27, 2014, the Company received a request from Mr. Charney purporting to call a special meeting of the Company’s stockholders. Mr. Charney states that the purpose of the special meeting will be (i) to amend the Bylaws of the Corporation (the “Bylaws”) to fix the number of directors serving on the Board at 15 directors, (ii) to amend the Bylaws to provide that vacancies on the Board created pursuant to actions taken at the special meeting may be filled with individuals identified in a proxy statement filed with the United Stated Securities and Exchange Commission without having to comply with any of the procedural requirements set forth in the Bylaws, (iii) to elect certain individuals to fill vacancies on the Board and (iv) to repeal any amendments to the Bylaws enacted subsequent to October 1, 2010 and prior to the adoption of the foregoing proposals at the special meeting.  The Company believes that Mr. Charney’s request is invalid and improper, among other reasons, due to the fact that Mr. Charney previously has been suspended as CEO and relieved of all powers to act on behalf of the Company, and the Committee’s belief that the purpose of such request is to further Mr. Charney’s own self-interest.  As a result, the Company does not intend to comply with such request to call a special meeting and intends to vigorously contest any action seeking to compel the Company to do so.

On June 28, 2014, the Company issued a press release announcing the adoption of the Rights Agreement and the declaration of the Rights dividend.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                         Exhibits:

Exhibit
Number	Description

3.1	Certificate of Designation of Series A Junior Participating Preferred Stock of American Apparel, Inc. filed with the Secretary of State of the State of Delaware on June 30, 2014.
3.2	Amended and Restated Bylaws of American Apparel, Inc., as amended, effective as of June 28, 2014.
4.1

Rights Agreement, dated as of June 27, 2014, between American Apparel, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent, including the form of Certificate of Designations as Exhibit A, the form of Rights Certificate as Exhibit B and the form of Summary of Rights to Purchase Preferred Stock as Exhibit C.

99.1	American Apparel, Inc. Press Release, dated June 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: June 30, 2014	By:	/s/ John Luttrell
		Name:	John Luttrell
		Title:	Interim Chief Executive Officer, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation of Series A Junior Participating Preferred Stock of American Apparel, Inc. filed with the Secretary of State of the State of Delaware on June 30, 2014.
3.2	Amended and Restated Bylaws of American Apparel, Inc., as amended, effective as of June 28, 2014.
4.1

Rights Agreement, dated as of June 27, 2014, between American Apparel, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent, including the form of Certificate of Designations as Exhibit A, the form of Rights Certificate as Exhibit B and the form of Summary of Rights to Purchase Preferred Stock as Exhibit C.

99.1	American Apparel, Inc. Press Release, dated June 28, 2014.